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                                                                    Exhibit 3.27


                             ARTICLES OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
                            ANKER DEVELOPMENT, INC.

I.    The name of the corporation is ANKER DEVELOPMENT, INC.

II. Article I of the Articles of Incorporation of the corporation is hereby amended in its entirety as follows:

      I. The undersigned agrees to become a corporation by the name of HAWTHORNE COAL COMPANY, INC.

III. The foregoing amendment was adopted by the sole shareholder of the corporation by written agreement to corporate action dated October 16, 1996. The corporation has only one class of stock, the number of shares of which are outstanding and entitled to vote on said amendment is 100; the number of shares voted for said amendment was 100; and the number of voted against said amendment was 0.

DATED: October 16, 1996

                                    ANKER DEVELOPMENT, INC.


                                    By:   /s/ Kim A. Burke
                                          -----------------------
                                          Kim A. Burke
                                          President


                                    and   /s/ Michael M. Matesic
                                          -----------------------
                                          Michael M. Matesic
                                          Its Secretary
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STATE OF WEST VIRGINIA,

COUNTY OF MONONGALIA, to-wit:

      I, Kimberly L. Morehead, a Notary Public, do hereby certify that on this 16th day of October, 1996, personally appeared before me Kim A. Burke, who, being by me first duly sworn, declared that he is the President of Anker Development, Inc., a West Virginia Corporation, that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.

      My commission expires:  October 9, 2005
                             ---------------------


                                    /s/ Kimberly L. Morehead
                                    ------------------------------------
                                    Notary Public

(NOTARIAL SEAL)

          OFFICIAL SEAL
     KIMBERLY LYNN MOREHEAD
        R.D. 1, BOX 19, LOT 6
     CORE, WEST VIRGINIA 26529
  "COMMISSIONER FOR WEST VIRGINIA"

The foregoing Articles of Amendment were prepared by B. Judd Hartman, Spilman, Thomas & Battle, 300 Kanawha Boulevard, East, Charleston, West Virginia, 25301.

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                            ARTICLES OF INCORPORATION
                                       OF
                             ANKER DEVELOPMENT, INC.

I.    The undersigned agrees to become a corporation by the name of

      ANKER DEVELOPMENT, INC.

II.   The existence of this corporation shall be perpetual.

III. The purposes for which this corporation is organized shall include the transaction of any or all lawful business for which corporations may be incorporated in the State of West Virginia.

IV. The principal office of this corporation shall be at 2708 Cranberry Square, Morgantown, West Virginia 26505. The name and address of the person to whom shall be sent notice or process served upon, or service of which is accepted by, the Secretary of State, is James A. Walls, Esquire, 2708 Cranberry Square, Morgantown, West Virginia 26505.

V.    The name and address of the sole incorporator is:

            B. Judd Hartman
            300 Kanawha Boulevard, East
            Charleston, WV 25301

VI. The number of directors constituting the initial Board of Directors of this corporation is two, and the names and addresses of the persons who shall serve as directors until the first annual meeting of shareholders or until their successors are elected and qualified are:

            Bruce Sparks
            2708 Cranberry Square
            Morgantown, West Virginia 26505
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            Kim Burke
            2708 Cranberry Square
            Morgantown, West Virginia 26505

      The bylaws of this corporation, when adopted by the initial Board of Directors, shall provide for a Board of Directors which may consist of any number of persons provided for in said bylaws, or such number of persons as may be determined from time to time by the shareholders.

VII. The amount of the total authorized capital stock of this corporation shall be One Thousand Dollars ($1,000), which shall be divided into One Hundred
      (100) shares of the par value of Ten Dollars ($10.00) each, and which shall constitute a single class of shares.

VIII. The shareholders of this corporation shall not have a preemptive right to subscribe for, purchase, or take any part of any unissued or treasury shares issued or to be issued or sold by this corporation, or any securities of this corporation convertible into shares of this corporation issued or to be issued by it, after its incorporation.

      The undersigned, for the purpose of forming a corporation under the laws of the State of West Virginia, does hereby make and file these Articles of Incorporation, and has accordingly hereunto set his hand this 28th day of April, 1995.

                                    /s/ B. Judd Hartman
                                    --------------------------------
                                    B. Judd Hartman


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STATE OF WEST VIRGINIA,

COUNTY OF KANAWHA, ss:

            I, Karen F. Peterson, a Notary Public in and for the County and State aforesaid, hereby certify that B. Judd Hartman, whose name is signed to the foregoing Articles of Incorporation, bearing date on the 28th day of April, 1995, this day personally appeared before me in my said county and acknowledged his signature to the same.


            Given under my hand and official seal this 28th day of April, 1995.

            My commission expires:     Dec. 11, 1995   .
                                   --------------------

                                    /s/ Karen F. Peterson
                                    ----------------------------------
                                    Notary Public

(NOTARIAL SEAL)

            OFFICIAL SEAL
            NOTARY PUBLIC
        STATE OF WEST VAGINA
          KAREN F. PETERSON
            P.O. Box 273
   Charleston, West Virginia 25321
My Commission Expires Dec. 11, 1995

The foregoing Articles of Incorporation were prepared by B. Judd Hartman, Esquire, SPILMAN, THOMAS & BATTLE, 300 Kanawha Boulevard, East, Charleston, West Virginia 25301.


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